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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 5, 1999


                             SCM MICROSYSTEMS, INC.
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             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


                000-22689                               77-0444317
               ------------                         -------------------
               (Commission                            (IRS Employer
               File Number)                         Identification No.)


    160 Knowles Drive, Los Gatos, CA                      95032
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 (Address of principal executive offices)              (Zip Code)


                                 (408) 370-4888
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report)

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ITEM 5:  OTHER EVENTS

In the second quarter of 1998, the Company acquired all of the outstanding capital stock of Intermart Systems K.K. ("Intermart"). Total consideration paid was $8 million, consisting of $4.9 million in cash and 46,551 shares of common stock, plus up to an additional $4 million in common stock if certain performance criteria are met during the year ended April 30, 1999. During the second quarter of 1998, the Company also acquired all of the outstanding capital stock of Intellicard Systems Pte. Ltd. ("ICS") for total consideration of $18.4 million, consisting of $14.9 million in cash and 61,185 shares of common stock. In connection with these acquisitions, the Company originally allocated approximately $5.9 million to in-process research and development projects.

The Company has taken the initiative to conform its accounting for these acquisition-related in-process research and development charges in response to recent Securities and Exchange Commission interpretative guidelines. Accordingly, the Company has reduced this charge to $3.1 million from the $5.9 million charge it recorded in the second quarter of 1998 to reflect the acquisitions of Intermart and ICS. The $2.8 million reduction in the value of the in-process technology, will be capitalized as goodwill and amortized over its estimated useful life of six years.

The effect of the restatement on the Company's historical unaudited interim consolidated statements of operations previously reported is as follows (in thousands, except per share data):

                                              Three months         Six months           Three months             Nine months
                                                 ended               ended                 ended                    ended
                                             June 30, 1998       June 30, 1998       September 30, 1998       September 30, 1998
                                             -------------       -------------       ------------------       -------------------
Income (loss) before income taxes:
   As previously reported                       $(4,138)            $(3,099)               $3,937                   $   838
   Reduction in in-process
       research and development                   2,840               2,840                    --                     2,840
   Additional goodwill amortization                 (36)                (36)                 (108)                     (144)
                                                -------             -------                ------                   -------
   As restated                                  $(1,334)            $  (295)               $3,829                   $ 3,534
                                                =======             =======                ======                   =======

Net income (loss):
   As previously reported                       $(4,758)            $(3,969)               $2,787                   $(1,182)
   Reduction in in-process
       research and development                   2,840               2,840                    --                     2,840
   Additional goodwill amortization                 (36)                (36)                 (108)                     (144)
                                                -------             -------                ------                   -------
   As restated                                  $(1,954)            $(1,165)               $2,679                   $ 1,514
                                                =======             =======                ======                   =======

Earnings (loss) per share - basic:
   As previously reported                       $ (0.38)            $ (0.34)               $ 0.22                   $ (0.10)
   Reduction in in-process
       research and development                    0.22                0.24                    --                      0.23
   Additional goodwill amortization                  --                  --                 (0.01)                    (0.01)
                                                -------             -------                ------                   -------
   As restated                                  $ (0.16)            $ (0.10)               $ 0.21                   $  0.12
                                                =======             =======                ======                   =======

Earnings (loss) per share - diluted:
   As previously reported                         (0.38)              (0.34)                 0.21                   $ (0.10)
   Reduction in in-process
       research and development                    0.22                0.24                    --                      0.23
   Additional goodwill amortization                  --                  --                 (0.01)                    (0.01)
                                                -------             -------                ------                   -------
   As restated                                    (0.16)              (0.10)                 0.20                   $  0.12
                                                =======             =======                ======                   =======

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                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SCM MICROSYSTEMS, INC.
                                       A Delaware Corporation

Dated:  February 5, 1999               By: /s/  JOHN G. NIEDERMAIER
                                          --------------------------------------
                                       Title: Vice President-Finance,
                                              Chief Financial Officer